Exhibit 10.1

FIRST AMENDMENT TO

CHESAPEAKE MIDSTREAM

LONG-TERM INCENTIVE PLAN

THIS FIRST AMENDMENT TO CHESAPEAKE MIDSTREAM LONG-TERM INCENTIVE PLAN (this “First Amendment”) is made and adopted by the Board of Directors (“Board”) of Access Midstream Partners GP, L.L.C., a Delaware limited liability company (“General Partner”), effective as of July 1, 2014 (“Effective Date”). All capitalized terms used but not otherwise defined in this Amendment will have the respective meanings given to such terms in the Plan (as defined below).

RECITALS

WHEREAS, the General Partner maintains the Chesapeake Midstream Long-Term Incentive Plan (as amended from time to time, the “Plan”);

WHEREAS, pursuant to Section 7(a) of the Plan, the Board may amend the Plan from time to time; and

WHEREAS, the General Partner desires to amend the Plan as set forth in this Amendment.

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as set forth in this Amendment, effective as of the Effective Date:

AMENDMENT

1.	The definition of “Change of Control” in Section 2 of the Plan is hereby amended and restated in its entirety as follows:

“‘Change of Control,’ with respect to Awards granted on or after July 1, 2014, means, and will be deemed to have occurred upon, any of the following events: (a) any “person” or “group”, within the meaning of those terms as used in Sections 13(d) and 14(d)(2) of the Exchange Act, other than The Williams Companies, Inc. or an Affiliate thereof (a “Third Party”), will become the direct or indirect beneficial owner, by way of merger, consolidation, recapitalization, reorganization or otherwise, of more than 50% of the voting power of the voting securities of the general partner of the Partnership; or (b) the sale or other disposition, including by way of liquidation, by either the Partnership or the general partner of the Partnership of all or substantially all of its assets, whether in a single or series of related transactions, to one or more Third Parties. For clarity, with respect to Awards granted on or after July 1, 2014, the consummation of the transactions contemplated by that certain Purchase Agreement, dated as of June 14, 2014, by and among GIP II Eagle Holdings Partnership, L.P., GIP II Hawk Holdings Partnership, L.P., GIP II Eagle 2 Holding, L.P., GIP II Hawk Holding, L.P. and The Williams Companies, Inc. will not constitute a Change of Control.”

2.	References to the “Company” in the Plan are hereby amended to refer to Access Midstream Ventures, L.L.C., a Delaware limited liability company.

3.	References to the “General Partner” in the Plan are hereby amended to refer to Access Midstream Partners GP, L.L.C., a Delaware limited liability company.

4.	References to the “Partnership” in the Plan are hereby amended to refer to Access Midstream Partners, L.P., a Delaware limited partnership.

5.	The Plan is hereby renamed the “Access Midstream Long-Term Incentive Plan”

6.	This First Amendment will be and is hereby incorporated into and forms a part of the Plan.

7.	Except as expressly provided herein, all terms and conditions of the Plan will remain in full force and effect.

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I hereby certify that the foregoing First Amendment was duly adopted by the Board of Directors of Access Midstream Partners GP, L.L.C. on June 30, 2014.

Executed on this 30th day of June, 2014.

By:	/s/ Amanda B. Warrington

Name:	Amanda B. Warrington

Title:	Assistant Corporate Secretary

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